                                                                    EXHIBIT 99.2

                         UNITED STATES DISTRICT COURT
                         FOR THE DISTRICT OF COLUMBIA

_________________________________________
                                         )
UNITED STATES OF AMERICA,                )
                                         )
          Plaintiff,                     )
                                         )
          v.                             )  Civil Action No. 98-1232 (TPJ)
                                         )
MICROSOFT CORPORATION,                   )
                                         )
          Defendant.                     )
_________________________________________)
                                         )
STATE OF NEW YORK, et al.,               )
                   -- ---                )
                                         )
          Plaintiffs,                    )
                                         )
          v.                             )
                                         )
MICROSOFT CORPORATION,                   )
                                         )
          Defendant.                     )
_________________________________________)  Civil Action No. 98-1233 (TPJ)
                                         )
MICROSOFT CORPORATION,                   )
                                         )
          Counterclaim-Plaintiff,        )
                                         )
          5.                             )
                                         )
ELIOT SPITZER, attorney general of the   )
     State of New York, in his official  )
 capacity, et al.,                 )
           -- ---
                                         )
          Counterclaim-Defendants.       )
_________________________________________)

                             MEMORANDUM AND ORDER
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     These cases are before the Court for disposition of the sole matter presently remaining for decision by the trial court, namely, entry of appropriate relief for the violations of the Sherman Act, (S)(S) 1 and 2, and various state laws committed by the defendant Microsoft Corporation as found by Court in accordance with its Findings of Fact and Conclusions of Law. Final judgment will be entered contemporaneously herewith. No further proceedings will be required.

     The Court has been presented by plaintiffs with a proposed form of final judgment that would mandate both conduct modification and structural reorganization by the defendant when fully implemented. Microsoft has responded with a motion for summary rejection of structural reorganization and a request for months of additional time to oppose the relief sought in all other respects. Microsoft claims, in effect, to have been surprised by the "draconian" and "unprecedented" remedy the plaintiffs recommend. What it proposes is yet another round of discovery, to be followed by a second trial - in essence an ex
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post and de facto bifurcation of the case already considered and rejected by the
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Court.

     Microsoft's profession of surprise is not credible./1/ From the inception of this case Microsoft knew, from well-established Supreme Court precedents dating from the beginning of the last century, that a mandated divestiture was a possibility, if not a probability, in the event of an adverse result at trial. At the conclusion of the trial the Court's Findings of Fact gave clear warning to Microsoft that the result would likely be adverse, yet the Court delayed entry of its

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     /1/       Despite their surprise, compounded no doubt by the Court's refusal on May 24th to allow discovery and take testimony on the issue, Microsoft's attorneys were promptly able to tender a 35-page "Offer of Proof," summarizing in detail the testimony 16 witnesses would give to explain why plaintiffs' proposed remedy, in its entirety, is a bad idea. Within a week they added seven more.

Conclusions of Law for five months, and enlisted the services of a distinguished mediator, to assist Microsoft and the plaintiffs in reaching agreement on a remedy of some description that Microsoft knew was inevitable. Even assuming that Microsoft negotiated in utmost good faith in the course of mediation, it had to have in contemplation the prospect that, were mediation to fail, the prevailing plaintiffs would propose to the Court a remedy most to their liking and least likely to be acceptable to Microsoft. Its failure to anticipate and to prepare to meet such an eventuality gives no reason to afford it an opportunity to do so now.

     These cases have been before the Court, and have occupied much of its attention, for the past two years, not counting the antecedent proceedings. Following a full trial Microsoft has been found guilty of antitrust violations, notwithstanding its protests to this day that it has committed none. The Court is convinced for several reasons that a final - and appealable - judgment should be entered quickly. It has also reluctantly come to the conclusion, for the same reasons, that a structural remedy has become imperative: Microsoft as it is presently organized and led is unwilling to accept the notion that it broke the law or accede to an order amending its conduct.

     First, despite the Court's Findings of Fact and Conclusions of Law, Microsoft does not yet concede that any of its business practices violated the Sherman Act. Microsoft officials have recently been quoted publicly to the effect that the company has "done nothing wrong" and that it will be vindicated on appeal. The Court is well aware that there is a substantial body of public opinion, some of it rational, that holds to a similar view. It is time to put that assertion to the test. If true, then an appellate tribunal should be given early opportunity to confirm it as promptly as possible, and to abort any remedial measures before they have become irreversible as a practical matter.

     Second, there is credible evidence in the record to suggest that Microsoft, convinced of its innocence, continues to do business as it has in the past, and may yet do to other markets what it has already done in the PC operating system and browser markets. Microsoft has shown no disposition to voluntarily alter its business protocol in any significant respect. Indeed, it has announced its intention to appeal even the imposition of the modest conduct remedies it has itself proposed as an alternative to the non-structural remedies sought by the plaintiffs.

     Third, Microsoft has proved untrustworthy in the past. In earlier proceedings in which a preliminary injunction was entered, Microsoft's purported compliance with that injunction while it was on appeal was illusory and its explanation disingenuous. If it responds in similar fashion to an injunctive remedy in this case, the earlier the need for enforcement measures becomes apparent the more effective they are likely to be.

     Finally, the Court believes that extended proceedings on the form a remedy should take are unlikely to give any significantly greater assurance that it will be able to identify what might be generally regarded as an optimum remedy. As has been the case with regard to Microsoft's culpability, opinion as to an appropriate remedy is sharply divided. There is little chance that those divergent opinions will be reconciled by anything short of actual experience. The declarations (and the "offers of proof") from numerous potential witnesses now before the Court provide some insight as to how its various provisions might operate, but for the most part they are merely the predictions of purportedly knowledgeable people as to effects which may or may not ensue if the proposed
final judgment is entered.   In its experience the Court has found testimonial
predictions of future events generally less reliable even than testimony as to historical fact, and cross-examination to be of little use in enhancing or detracting from their accuracy.

     In addition to its substantive objections, the proposed final judgment is also criticized by Microsoft as being vague and ambiguous. Plaintiffs respond that, to the extent it may be lacking in detail, it is purposely so to allow Microsoft itself to propose such detail as will be least disruptive of its business, failing which plaintiffs will ask the Court to supply it as the need appears.

     Plaintiffs won the case, and for that reason alone have some entitlement to a remedy of their choice. Moreover, plaintiffs' proposed final judgment is the collective work product of senior antitrust law enforcement officials of the United States Department of Justice and the Attorneys General of 19 states, in conjunction with multiple consultants./2/ These officials are by reason of office obliged and expected to consider - and to act in - the public interest; Microsoft is not. The proposed final judgment is represented to the Court as incorporating provisions employed successfully in the past, and it appears to the Court to address all the principal objectives of relief in such cases, namely, to terminate the unlawful conduct, to prevent its repetition in the future, and to revive competition in the relevant markets. Microsoft's alternative decree is plainly inadequate in all three respects.

     The final judgment proposed by plaintiffs is perhaps more radical than might have resulted had mediation been successful and terminated in a consent decree. It is less so than that

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     /2/       Two states dissented from the imposition of structural remedies but fully supported the remainder of the relief proposed. The absence of total unanimity merely confirms the collaborative character of the process by which the proposed final judgment was formulated.

advocated by four disinterested amici curiae. It is designed, moreover, to take
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force in stages, so that the effects can be gauged while the appeal progresses and before it has been fully implemented. And, of course, the Court will retain jurisdiction following appeal, and can modify the judgment as necessary in accordance with instructions from an appellate court or to accommodate conditions changed with the passage of time.

     It is, therefore, this _____ day of June, 2000, ORDERED, that the motion of defendant Microsoft Corporation for summary rejection of the plaintiffs' proposed structural reorganization is denied; and it is

     FURTHER ORDERED, that defendant Microsoft Corporation's "position" as to future proceedings on the issue of remedy is rejected; and it is

     FURTHER ORDERED, that plaintiffs' proposed final judgment, as revised in accordance with the proceedings of May 24, 2000 and Microsoft's comments thereon, be entered as a Final Judgment herein.


                            _______________________
                            Thomas Penfield Jackson
                              U.S. District Judge